[BOSTON SCIENTIFIC LOGO]            PERFORMANCE INCENTIVE PLAN ("PLAN")
                                    EFFECTIVE JANUARY 1, 2005 PERFORMANCE PERIOD
                                    JANUARY 1 - DECEMBER 31, 2005


IV.   PURPOSE OF THE PLAN

      The purpose of the Plan is to align Boston Scientific and employee interests by providing incentives for the achievement of key business milestones and individual performance objectives that are critical to the success of Boston Scientific. To this end, individual performance objectives are established during the annual goal setting process. All incentive eligible employees are required to develop a set of written, measurable, annual goals that are agreed to and approved by their direct manager as part of the Performance Achievement and Development Review
      (PADR) process. Goal setting must be completed no later than the end of the first quarter of each calendar year.

V.    ELIGIBLE PARTICIPANTS

      The Plan year runs from January 1 - December 31. The Plan covers all United States employees determined by Boston Scientific to be regular salaried exempt (excluding all term employees) employees who are ineligible for commissions under any sales compensation plan. The Plan also covers those Boston Scientific International and expatriate/inpatriate employees selected by Boston Scientific for participation. The Plan does not include any other employees, including those in positions covered by sales compensation plans. The plan also does not include any employees who are eligible for any other Boston Scientific incentive plan or program unless the terms of that plan or program expressly permit participation in both that plan or program and this Plan. Employees who meet the above eligibility criteria and who have at least two full months of eligible service during the Plan year may participate in the Plan on a prorated basis, proration to be based on the percentage of time the employee was eligible to participate under all applicable criteria and in the following circumstances: if (1) they have less than one year of eligibility during the Plan year; (2) their incentive target percent has changed during the Plan year; or (3) they have changed their business unit during the Plan year. Employees who have less than two full months of eligible service during the Plan year are not eligible to participate in the Plan. Boston Scientific may review Plan participation eligibility criteria from time to time and may revise such criteria at any time, even within a Plan year, with or without notice and within its sole discretion.

      EMPLOYEES AND MANAGERS OF THOSE EMPLOYEES who do not complete the annual PADR goal setting process by the end of the first quarter of a given calendar incentive year will be ineligible to participate in the Plan for that year.

III.  BOSTON SCIENTIFIC PERFORMANCE MEASURES AND INCENTIVE POOL FUNDING

      For each quarter of the calendar year, the Boston Scientific Executive Committee will identify critical performance measures and the weighting of total Boston Scientific and Group/Division/Region performance (Exhibit I), as well as the incentive pool funding that will be established for each level of Boston Scientific and Group/Division/Region performance. Each quarter's performance will be measured against quarterly targets and will be evaluated and funded separately. The total annual funding will be the sum of each quarter's funding.

      The performance of the operating plants and distribution centers ("Operations") will be measured quarterly on a year to date basis against annual goals; that is, new goals will not be established by quarter. A scorecard has been developed to track leading performance metrics for each plant and distribution center. The total funding will be based on cumulative BSC sales and net income funding for each quarter, (using a year to date average for each of the first three quarters and the actual amounts for the fourth quarter), plus the latest year to date plant/distribution center metrics and funding. The individual funding component weight will be adjusted year to date based on the above results. Since goals are set on an annual basis, over or under operations metrics achievement in a given quarter can be offset by subsequent quarters reflected in the latest year to date cumulative results.

      Except as noted herein, any payments due to plan participants will be made in the first quarter of the year following the plan year. Incentive payments may be made in more than one installment. The unweighted funding levels for Boston Scientific and Group/Division/Region and Operations performance will be based on the Performance Funding outlined in Exhibit II.
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[BOSTON SCIENTIFIC LOGO]            PERFORMANCE INCENTIVE PLAN ("PLAN")
                                    EFFECTIVE JANUARY 1, 2005 PERFORMANCE PERIOD
                                    JANUARY 1 - DECEMBER 31, 2005


      The Boston Scientific Executive Committee has sole authority over administration and interpretation of the Plan and retains its right to exercise discretion as it sees fit. The Boston Scientific Executive Committee will recommend the level of Plan funding to the Board of Directors for its approval. Subject to the Board's approval, the incentive payment for any participant will be based upon the overall funding available and the employee's individual performance relative to other Plan eligible employees in the applicable business unit, as determined by Boston Scientific.

VI.   INCENTIVE TARGETS

      Incentive targets have been established for all eligible participants. These incentive targets represent the incentive (as a percent of base salary) that an individual is eligible to receive. Funding calculation examples are contained in Exhibit III.

      For some participants, there will be one incentive pool (see Exhibit I) which is funded by a weighted combination of Boston Scientific's overall performance and the applicable Group/Division/Region/Operations performance. For other participants there will be two incentive pools: 1) funded by a weighted combination of Boston Scientific's overall performance and the applicable Group/Division/Region/Operations performance and 2) a pool funded at a minimum of 50% (20% for Operations) of target incentive for eligible participants regardless of total BSC's and Group/Division/Region/Operations performance.

      All incentive eligible employees must have established annual goals agreed to by their direct manager and which link to their appropriate level of accountability. An individual participant's incentive payment will be determined based on an assessment of the overall individual performance contribution in the context of the applicable incentive pool(s).

      IT IS BOSTON SCIENTIFIC'S AIM TO PROVIDE SIGNIFICANT INCENTIVE AND REWARD OPPORTUNITIES TO EMPLOYEES FOR WORLD-CLASS PERFORMANCE ACHIEVEMENT. SINCE OUR BUSINESS GOALS (E.G. SALES, PROFIT, ETC.) ARE NORMALLY SET AT A LEVEL ABOVE OUR BUSINESS COMPETITORS (AGGRESSIVE BUT REALISTIC), WE HAVE SET OUR INCENTIVE TARGETS AGGRESSIVELY AS WELL. THE INCENTIVE POOL FOR CORPORATE/BUSINESS UNIT PERFORMANCE MAY BE FUNDED AS HIGH AS 120% OF TARGET. ABOVE MARKET REWARDS CAN BE EARNED FOR ABOVE MARKET PERFORMANCE.

      BOSTON SCIENTIFIC PERFORMANCE THAT MEETS OR THAT IS BELOW ITS BUSINESS TARGETS (ASSUMING PERSONAL GOALS AND OBJECTIVES ARE MET OR EXCEEDED) MAY STILL PROVIDE REWARDS (SALARY PLUS INCENTIVE) THAT ARE GREATER THAN OR EQUAL TO OUR COMPETITORS'. SEE EXHIBIT IV FOR AN INCENTIVE CALCULATION EXAMPLE. EXCEPT AS NOTED, NOTHING IN THIS PLAN GUARANTEES ANY INCENTIVE PAYMENT WILL BE MADE TO ANY INDIVIDUAL. RECEIPT OF AN INCENTIVE PAYMENT IN ONE YEAR DOES NOT GUARANTEE ELIGIBILITY IN ANY FUTURE YEAR.

V.    INDIVIDUAL INCENTIVE PAYMENTS

      THE INCENTIVE PAYMENT FOR ANY ELIGIBLE EMPLOYEE MAY VARY FROM THE APPROVED AND APPLICABLE INCENTIVE POOL FUNDING BASED ON THAT INDIVIDUAL'S PERFORMANCE AND ACHIEVEMENT OF OBJECTIVES RELATIVE TO OTHER ELIGIBLE EMPLOYEES IN THE APPLICABLE BUSINESS UNIT. HOWEVER, THE TOTAL OF INCENTIVE PAYMENTS TO ALL ELIGIBLE INDIVIDUALS MAY NOT EXCEED THE APPLICABLE FUNDING POOL(S).

VI.   PAYMENT CRITERIA

      A participant must be employed by Boston Scientific on December 31 of the Plan year to be eligible to receive any award pay-out under the Plan. For example, a participant who is not required to report to work during any notification period applicable under any Boston Scientific severance or separation plan, but who is still an employee on December 31, will remain eligible to receive any award pay-out under the Plan. A participant who specifically has been exempted under a specially designed, written Boston Scientific plan or program from the requirement to be employed on December 31 may remain eligible, depending on the terms of the applicable written plan document; in such cases, the terms of such written plan document will govern in all respects, including as to eligibility, timing and amount of any incentive payment. Notwithstanding anything herein, this Plan does not confer eligibility on any employee on leave of absence status. Also notwithstanding anything herein, a participant whose employment ceases prior to December 31
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[BOSTON SCIENTIFIC LOGO]            PERFORMANCE INCENTIVE PLAN ("PLAN")
                                    EFFECTIVE JANUARY 1, 2005 PERFORMANCE PERIOD
                                    JANUARY 1 - DECEMBER 31, 2005


      of the Plan year but who has otherwise met all Plan eligibility criteria and who, as of the date of such cessation of employment, (1) has attained age 50; (2) has accrued at least five years of service with Boston Scientific; and (3) whose age and years of service as of such date equals or exceeds 62, may participate in the Plan on a prorated basis, proration to be based on the percentage of time the participant was employed and eligible to participate under all applicable criteria; further, a participant whose employment ceases prior to December 31 of the Plan year by reason of death but who otherwise met all Plan eligibility criteria may participate in the Plan on a prorated basis, proration to be based on the percentage of time the participant was employed and eligible to participate under the applicable criteria.

      Except as noted above, all incentive payments will be based on a participant's November 1 salary level. Except as noted above, incentive payments will be made in the first quarter of the year following the Plan year.

VII.  TERMINATION, SUSPENSION OR MODIFICATION AND INTERPRETATION OF THE PLAN

      Boston Scientific may terminate, suspend or modify and if suspended, may reinstate with or without modification all or part of the Plan at any time, with or without notice to the participant. Boston Scientific reserves the exclusive right to determine eligibility to participate in this Plan and to interpret all applicable terms and conditions, including eligibility criteria.

VIII. OTHER

      This document sets forth the terms of the Plan and is not intended to be a contract or employment agreement between the participant and Boston Scientific. As applicable, It is understood that both the participant and Boston Scientific have the right to terminate the participant's employment with Boston Scientific at any time, with or without cause and with or without notice, in acknowledgement of the fact that their employment relationship is "at will."